CONTACTS

Vernon W. Hill, II	C. Edward Jordan, Jr.
Chairman and President	Executive Vice President

(856) 751-9000

COMMERCE BANCORP DEPOSITS UP 21%
LOANS UP 30%

October 16, 2006 - Cherry Hill, New Jersey - Commerce Bancorp, Inc. (NYSE Symbol: CBH) reported increased assets, deposits and loans for the third quarter of 2006, announced Vernon W. Hill, II, Chairman.

THIRD QUARTER FINANCIAL HIGHLIGHTS

September 30, 2006

			% Change

Total Assets:	$43.3	Billion	19%

Core Deposits:	$38.5	Billion	19%

Total (Net) Loans:	$14.6	Billion	30%

Total Revenues:	$472.5	Million	15%

Net Income:	$79.7	Million	-%

Net Income Per Share:	$.41		(9)%

Chairman’s Statement

Commented Chairman Hill, “America’s #1 Bank Retailer again posted record results with total deposit growth of 21% and core deposit growth of 19%.”

Financial highlights for the third quarter were:

•	Total assets increased to $43.3 billion, up 19%.

•	Net loans grew $3.4 billion, or 30% , to $14.6 billion, resulting in a loan-to-deposit ratio of 37%.

•	Core deposit growth continues to drive the Company’s overall growth.

•	Core deposits increased $6.2 billion, up 19%, for the prior 12 months, while total deposits increased $6.9 billion, or 21%, for the prior 12 months.

•	Annualized core deposit growth per store was $15 million and annualized total deposit growth per store was $17 million.

•	Comparable store core deposit growth per store was 13% for stores open two years or more and 16% for stores open one year or more.

•	Commercial core deposits grew 26% to $15.2 billion.

•	New York City core deposits increased to $5.8 billion, up 45%.

•	Deposit charges and service fees grew 35% for the third quarter.

•	Revenue grew 15% during the third quarter despite margin compression to 3.27% caused by the inverted yield curve.

•	Net income was $79.7 million and net income per share was $.41 for the third quarter of 2006.

•	Shareholder equity increased $601.0 million, or 28%, to $2.7 billion.

•	Book value per share grew 18% to $13.85.

Expansion Plans

The Commerce growth model includes the opening of new stores in both existing and new markets. During the third quarter, the Company reached another milestone in its impressive growth with the opening of its 400th store.

During the fourth quarter of 2006, the Company plans to open +/- 30 stores which will bring its total to approximately 60 new stores for 2006.

Consistent with our goal of increasing our store base 15-20% a year, the Company presently has +/- 200 locations in various stages of land use approvals. The Company expects to open +/- 70 stores during 2007, which will increase total stores to approximately 500. In addition, during the first quarter of 2007, the Company plans to open its first store in Miami-Dade County, Florida.

Despite margin compression and the difficult interest rate environment, the Company has not altered its growth or its plans for continued store expansion.

The Commercial Bank
					Linked Quarter
	9/30/06	9/30/05	% Increase	6/30/06	$ Increase	% Increase
	(dollars in millions)
Commercial Core Deposits:	$15,214	$12,050	26%	$14,637	$577	4%
Commercial Loans:	9,274	7,201	29	8,996	278	3

Lending

Loans increased 30% to $14.7 billion from the third quarter of 2005, and the growth was widespread throughout all loan categories. On a linked quarter basis loans grew $424 million, or 3%.

Regional Loan Growth:

	9/30/06	9/30/05	$ Increase	% Increase	% of Total Growth
	(dollars in millions)
Metro New York	$7,445	$5,539	$1,906	34%	56%
Metro Philadelphia	6,742	5,720	1,022	18	30
Metro Washington	156	30	126	N/A	4
Southeast Florida	354	N/A	354	N/A	10

Total:	$14,697	$11,289	$3,408	30%	100%

Loan Composition:

	9/30/06	% of Total	9/30/05	% of Total	$ Increase	% Increase
	(dollars in millions)
Commercial	$3,873	26%	$2,975	26%	$898	30%
Owner-Occupied RE	2,729	19	2,313	21	416	18
Total Commercial	6,602	45	5,288	47	1,314	25
Consumer	5,424	37	4,088	36	1,336	33
Commercial Real Estate	2,671	18	1,913	17	758	40
Total Loans	$14,697	100%	$11,289	100%	$3,408	30%

The loan-to-deposit ratio was 37% at September 30, 2006.

Asset Quality

	Quarter Ended
	9/30/06	6/30/06	12/31/05	9/30/05

Non-Performing Assets/Assets	.11%	.12%	.09%	.09%
Net Loan Charge-Offs	.09%	.06%	.18%	.20%
Reserve for Credit Losses/Gross Loans	1.05%	1.04%	1.12%	1.23%
Non-Performing Loan Coverage	341%	291%	407%	409%
Non-Performing Assets/Capital	2%	2%	1%	2%
and Reserves

Non-performing assets and loans past due 90 days at September 30, 2006 totaled $47.8 million or .11% of total assets, versus $34.4 million, or .09% of total assets a year ago.

Income Statement

	Three Months Ended			Nine Months Ended
	9/30/06	9/30/05	% Change	9/30/06	9/30/05	% Change
	(dollars in thousands, except per share data)
Total Revenues:	$472,527	$412,153	15%	$1,373,352	$1,198,853	15%
Total Expenses:	343,469	288,582	19	992,587	825,487	20
Net Income:	79,669	79,455	-	236,486	236,001	-
Net Income Per Share:	$.41	$.45	(9)	$1.23	$1.36	(10)

Balance Sheet

					Linked Quarter
	9/30/06	9/30/05	% Increase	6/30/06	$ Change	% Change
	(dollars in millions)
Total Assets:	$43,304	$36,294	19%	$43,436	$(132)	-%
Total Loans (Net):	14,551	11,150	30	14,133	418	3
Core Deposits:	38,539	32,371	19	36,784	1,755	5
Total Deposits:	40,142	33,244	21	38,050	2,092	5

Shareholder Returns

		September 30, 2006
		Commerce	S & P Index
1	Year	21%	11%
5	Years	18%	7%
10	Years	26%	9%

Growth Targets

	Annual Growth Targets	Last 5 Year Growth	Actual Third Quarter 2006

Core Deposit Growth per Store (in millions):	$20	$22	$15
Core Deposits:	24 - 26%	32%	19%
Two-Year Comp Store Deposits:	18 - 20	24	13
Total Revenue:	23 - 25	23	15
Net Income:	23 - 25	23	-
Net Income Per Share:	18 - 20	14	(9)

Deposit Growth

	9/30/06	9/30/05	$ Increase	% Increase
	(dollars in millions)
Core Deposits	$38,539	$32,371	$6,168	19%

Total Deposits	$40,142	$33,244	$6,898	21%

Regional Deposit Growth

Core deposit growth by region is as follows:

	# of Stores	9/30/06	9/30/05	$ Increase	% Increase	Average Store Size	Annualized Growth/ Store
	(dollars in millions)
Northern New Jersey	134	$11,952	$10,361	$1,591	15%	$89	$12
New York City	50	5,827	4,007	1,820	45	117	39
Long Island/NY State/CT	47	3,640	2,758	882	32	77	23
Metro New York	231	$21,419	$17,126	$4,293	25%	$93	$20
Metro Philadelphia	151	16,496	15,194	1,302	9	109	7
Metro Washington	12	370	51	319	N/A	31	47
Southeast Florida	8	254	N/A	254	N/A	32	N/A
Total Core Deposits	402	$38,539	$32,371	$6,168	19%	$96	$15
Total Deposits		$40,142	$33,244	$6,898	21%	$100	$17

Metro New York remains the Company’s largest and fastest growing market with total deposits of $22.3 billion, an increase of 26% over the third quarter of 2005, and an annualized total deposit growth per store of $22 million. This market is expected to continue to lead the deposit growth of the Company.

Comparable Store Core Deposit Growth

Comparable store deposit growth is measured as the year-over-year percentage increase in core deposits for stores open two years or more at the balance sheet date. Additional information is provided below for stores opened one year or more at the balance sheet date.

At September 30, 2006 the Company had 97 stores in New York State and Connecticut. Of these stores, 54 are included in the comparable store growth for stores open 2 years or more and 73 are included in the comparable store growth for stores open one year or more at the balance sheet date.

	Core Deposit Growth
	Stores Open 2		Stores Open 1
	Years or More		Year or More
	# of Stores	Comp Store Increase	# of Stores	Comp Store Increase

Metro Philadelphia	134	8%	143	9%
Northern New Jersey	109	10	123	13
New York City	34	31	42	38
Long Island/NY State/CT	20	21	31	29
Metro Washington	N/A	N/A	3	N/A
Total	297	13%	342	16%

Core Deposits

Core deposit growth by type of account is as follows:

	9/30/06	9/30/05	$ Increase	% Increase	3rd Quarter Cost of Funds
	(dollars in millions)
Demand	$8,650	$7,828	$822	11%	0.00%
Interest Bearing Demand	15,693	13,133	2,560	19	3.51
Savings	10,620	8,640	1,980	23	2.63
Subtotal	34,963	29,601	5,362	18%	2.36%

Time	3,576	2,770	806	29	3.88
Total Core Deposits:	$38,539	$32,371	$6,168	19%	2.50%

Core deposit growth by type of customer is as follows:

	9/30/06	% Total	9/30/05	% Total	Annual Growth %
	(dollars in millions)
Consumer	$15,702	41%	$13,947	43%	13%
Commercial	15,214	39	12,050	37	26
Government	7,623	20	6,374	20	20

Total	$38,539	100%	$32,371	100%	19%

Net Income and Net Income Per Share

Net income totaled $79.7 million for the third quarter of 2006, which was slightly above net income of $79.5 million for the third quarter of 2005.

On a diluted per share basis, net income for the third quarter of 2006 was $.41 compared to $.45 for the third quarter of 2005, a 9% decrease.

	Three Months Ended			Nine Months Ended
	9/30/06	9/30/05	% Change	9/30/06	9/30/05	% Change
	(dollars in thousands, except per share data)
Net Income:	$79,669	$79,455	-%	$236,486	$236,001	-%
Net Income Per Share:	$.41	$.45	(9)	$1.23	$1.36	(10)

For the first nine months of 2006, net income totaled $236.5 million, which was slightly above net income of $236.0 million for the first nine months of 2005.

On a diluted per share basis, net income for the first nine months of 2006 was $1.23 compared to $1.36 for the first nine months of 2005, a 10% decrease.

Total Revenues

	Three Months Ended			Nine Months Ended
	9/30/06	9/30/05	% Increase	9/30/06	9/30/05	% Increase
	(dollars in thousands, except per share data)
Total Revenues	$472,527	$412,153	15%	$1,373,352	$1,198,853	15%
Revenue Per Share	$9.71	$9.14	6%	$9.49	$8.98	6%

Net Interest Income and Net Interest Margin

Net interest income for the third quarter totaled $322.0 million, a 12% increase over the $287.4 million recorded a year ago, despite the impact of the inverted yield curve. For the first nine months of 2006, the Company recorded net interest income of $948.8 million, an 11% increase over the $854.7 million earned in the first nine months of 2005. The increase in net interest income during the quarter and first nine months was due to volume increases in interest earning assets resulting from the Company’s continued deposit growth.

The net interest margin for the third quarter of 2006 decreased 12 basis points to 3.27%, compared to 3.39% for the second quarter of 2006, and down 40 basis points from the 3.67% margin for the third quarter of 2005. The year over year compression in net interest margin was caused by the shape of the yield curve.

On a tax equivalent basis, the Company recorded $328.2 million in net interest income in the third quarter of 2006, an increase of $35.7 million or 12% over the third quarter of 2005. Net interest income on a tax equivalent basis of $967.0 million was earned in the first nine months of 2006, an increase of $98.4 million or 11% over the first nine months of 2005.

Net Interest Income and Rate/Volume Analysis

As shown below, the increase in net interest income on a tax equivalent basis was due to volume increases in the Company’s earning assets, which were fueled by the Company’s continued deposit growth. The Company’s continuing ability to grow deposits produces net interest income growth, despite rate compression caused by the current rate environment.

	Net Interest Income
September 2006 vs. 2005	Volume Increase	Rate Change	Total Increase	% Increase
	(dollars in thousands)

Quarter	$61,079	($25,375)	$35,704	12%
First Nine Months	$199,319	($100,926)	$98,393	11%

Excluding the impact of the negative rate change, the Company’s net interest income would have increased 21% and 23% for the quarter and nine months ended September 30, 2006, respectively.

Non-Interest Income

Excluding net investment securities gains, non-interest income for the third quarter of 2006 increased to $150.6 million from $119.1 million a year ago, a 26% increase. Non-interest income for the first nine months increased to $424.5 million from $332.6 million a year ago, a 28% increase. The increases in non-interest income are primarily attributable to the increases in deposit charges and service fees of 35% for the third quarter and first nine months of 2006.

The growth in non-interest income for the third quarter and the first nine months of 2006 is more fully depicted below:

	Three Months Ended			Nine Months Ended
	9/30/06	9/30/05	% Change	9/30/06	9/30/05	% Change
	(dollars in thousands)
Deposit Charges & Service Fees	$97,436	$72,302	35%	$271,370	$201,068	35%
Other Operating Income:
Commerce Insurance	21,189	19,539	8	63,706	58,079	10
Commerce Capital Markets	6,851	5,268	30	20,348	18,956	7
Loan Brokerage Fees	2,386	7,378	(68)	6,505	13,086	(50)
Other	22,695	14,578	56	62,586	41,411	51
Total Other Operating Income	53,121	46,763	14	153,145	131,532	16
Subtotal	$150,557	$119,065	26%	$424,515	$332,600	28%

Net Investment Securities Gains	-	5,714	(100)	-	11,511	(100)
Total Non-Interest Income	$150,557	$124,779	21%	$424,515	$344,111	23%

Non-Interest Expenses

Non-interest expenses for the third quarter of 2006 were $343.5 million, up 19% from $288.6 million a year. Non-interest expenses for the first nine months of 2006 were $992.6 million, up 20% from $825.5 million a year ago. The increases in non-interest expenses year-over-year were widespread throughout non-interest expense categories, reflecting the Company’s store expansion program. The Company remains focused on controlling costs while continuing to execute its growth model.

Investments

At September 30, 2006, total investments increased to $25.0 billion. The available for sale and held to maturity portfolios totaled $10.8 billion and $14.2 billion, respectively.

Detailed below is information regarding the composition and characteristics of the Company’s investment portfolio, excluding trading securities, at September 30, 2006.

Product Description	Available For Sale	Held to Maturity	Total
	(in millions)
Mortgage-backed Securities:
Federal Agencies Pass Through	$1,407	$2,093	$3,500
Certificates (AAA Rated)
Collateralized Mortgage	8,624	10,209	18,833
Obligations (AAA Rated)
Obligations of State and	769	1,944	2,713
Political Subdivisions/Other
Total	$10,800	$14,246	$25,046

Duration (in years)	3.03	3.53	3.31
Average Life (in years)	5.61	5.77	5.70
Quarterly Average Yield	5.59%	5.27%	5.40%

At September 30, 2006, the after tax depreciation of the Company’s available for sale portfolio was $63.8 million.

Linked Quarter Comparison

A comparison of financial results for the quarter ended September 30, 2006 to the previous quarter ended June 30, 2006 is as follows: (dollars in thousands, except per share data)

	Three Months Ended		Linked Quarter
	9/30/06	6/30/06	$ Change	% Change
Total Assets	$43,303,510	$43,436,299	$(132,789)	-%
Total Loans (Net)	14,550,704	14,132,780	417,924	3
Core Deposits	38,538,568	36,783,874	1,754,694	5
Total Deposits	40,141,661	38,049,762	2,091,899	5
Total Revenues	472,527	461,893	10,634	2
Net Interest Income	321,970	318,937	3,033	1
Non-Interest Income	150,557	142,956	7,601	5
Non-Interest Expense	343,469	333,784	9,685	3
Net Income	79,669	79,520	149	-
Net Income Per Share	$.41	$.41	-	-

Capital Resources

Stockholders’ equity at September 30, 2006 increased to $2.7 billion, a $601.0 million increase, or 28% over stockholders’ equity of $2.1 billion at September 30, 2005.

Return on average stockholders equity (ROE) for the third quarter and nine months ending September 30, 2006 and 2005 is shown in the table below:
Three Months Ended		Nine Months Ended
9/30/06	9/30/05	9/30/06	9/30/05
12.06%	16.62%	12.61%	17.40%

At September 30, 2006, the Company’s book value per share was $13.85, an 18% increase over the book value per share of $11.69 at September 30, 2005.

The Company’s capital ratios at September 30, 2006 were as follows:

		Regulatory Guidelines
	Commerce	“Well Capitalized”

Leverage Ratio	6.08%	5.00%
Tier I	12.01%	6.00%
Total Capital	12.73%	10.00%

New Stores

During the third quarter of 2006, the Company added 13 new stores, increasing the total stores to 402. During the last three years, the Company has added 145 of its 402 stores.

Stores opened during the third quarter were as follows:

Metropolitan New York

Location	County

Scarsdale	Westchester (NY)
Kew Gardens	Queens (NY)
Borough Park	Kings/Brooklyn (NY)
Milford	New Haven (CT)
White Plains	Westchester (NY)
Phillipsburg	Warren (NJ)
Palmer Park	Northampton (PA)

Metropolitan Philadelphia

Location	County

Radnor Township	Delaware (PA)
Paoli	Chester (PA)

Metropolitan Washington, D.C.

Location	County

Herndon	Fairfax (VA)
New Carrollton	Prince Georges (MD)
Gaithersburg	Montgomery (MD)
Beacon Hill	Alexandria (VA)

Forward-Looking Statements

The Company may from time to time make written or oral “forward-looking statements”, including statements contained in the Company’s filings with the Securities and Exchange Commission, in its reports to stockholders and in other communications by the Company, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond the Company’s control). The words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause the Company’s financial performance to differ materially from that expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve System (the “FRB”); inflation; interest rates, market and monetary fluctuations; the timely development of competitive new products and services by the Company and the acceptance of such products and services by customers; the willingness of customers to substitute competitors’ products and services for the Company’s products and services and vice versa; the impact of changes in financial services’ laws and regulations (including laws concerning taxes, banking, securities and insurance); technological changes; future acquisitions; the expense savings and revenue enhancements from acquisitions being less than expected; the growth and profitability of the Company’s non-interest or fee income being less than expected; unanticipated regulatory or judicial proceedings; changes in consumer spending and saving habits; and the success of the Company at managing the risks involved in the foregoing.

The Company cautions that the foregoing list of important factors is not exclusive. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.